EXHIBIT 23.3

CONSENT OF SG Risk LLC

The undersigned hereby consents to the use of our name under the heading “Experts” in this Post-Effective Amendment No. 1 to Registration Statement on Form S-1 (Registration No. 333-134960) and related prospectus of AmTrust Financial Services, Inc.

/s/ SG LLC
By: /s/ Charles Gruber
Name: Charles Gruber
Title: President

August 2, 2007